UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2010

, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-33074	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices, including Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 5, 2009, Banks.com, Inc. (the “Company”) filed a lawsuit (case # CGC-09-494156) in the Superior Court of the State of California for the County of San Francisco against Robert Hoult, ProStream Media, et al and filed an arbitration claim in San Francisco, California under the Commercial Rules of the American Arbitration Association against Andrew Keery alleging: (1) breach of contract, (2) breach of fiduciary duty and duty of loyalty to the Company, (3) violation of California’s Uniform Trade Secrets Act, (4) trade dress infringement, and (5) violation of California’s unfair competition law. Messrs. Keery and Hoult are former executive officers of the Company.

On December 29, 2009, Robert Hoult, ProStream Media, et al. filed a Notice of Removal to remove the above mentioned case from the Superior Court of the State of California for the County of San Francisco to the United States District Court, Northern District of California.(case # 3:09-cv-06039-WHA)

Based on reports received from the Company’s transfer agent, Mr. Keery currently beneficially owns more than five percent of the Company’s outstanding common stock. Mr. Keery was formerly employed by the Company as its Executive Vice President of Product Development.

Based on reports received from the Company’s transfer agent, at the time Mr. Hoult’s employment terminated, he beneficially owned more than five percent of the Company’s outstanding common stock. Mr. Hoult was formerly employed by the Company as its Executive Vice President of Revenue Development.

The complaints allege that, among other things, Keery, Hoult, et al. improperly used the Company’s trade secrets and other confidential information in connection with the business of Prostream Media and the domain names Moxiesearch.com, and Winestore.com. The complaints further allege that Messrs. Keery and Hoult breached their fiduciary duty and duty of loyalty by improperly competing directly with the Company and injuring its financial performance.

The Company is seeking unspecified damages, including consequential and punitive damages and has filed a motion with the court for preliminary and permanent injunctive relief to enjoin the defendants from, among other things (1) continuing to improperly use the Company’s trade secrets and confidential and proprietary information and (2) contacting or soliciting any of the Company’s customers or employees. The Company is also seeking declaratory relief regarding removal of the restrictive legends on Mr. Keery’s shares of the Company’s common stock. A hearing date for the motion for preliminary injunction has not yet been set by the Court or the American Arbitration Association.

The Company has engaged in settlement discussions with Keery, Hoult, et al., which have been unsuccessful. Currently, all settlement discussions have ceased and the Company intends to vigorously pursue the claims set forth above.

By filing this report on Form 8-K, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banks.com, Inc.

Date: January 22, 2010	By:	/S/ DANIEL M. O’DONNELL
	Name:	Daniel M. O’ Donnell
	Title:	President and Chief Executive Officer
(Principal Executive Officer)